UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)
 (504) 586-7272
(Registrant’s Phone Number, including Area Code)
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 29, 2011, Whitney Holding Corporation (“Whitney”) sent a notice (the “Notice”) to the participants in the Whitney National Bank Savings Plus Plan (the “Plan”) informing them that all shares of Whitney Holding Corporation common stock held in the WHC Stock Fund will be converted into shares of Hancock Holding Company common stock and will be invested in the Hancock Stock Fund. The Notice indicated that the proposed conversion would result in a temporary suspension of activity involving the WHC Stock Fund, which period is expected to begin at 4 p.m. Eastern time on April 28, 2011 and end during the week of May 8, 2011 (the “Blackout Period”).  Whitney is deemed to have received notice on March 29, 2011.

As described in the Notice, participants in the Plan will be prevented during the Blackout Period from directing or diversifying any portion of their accounts invested in the WHC Stock Fund.  All other activity with regard to the Plan can continue as normal, including directing investments that do not include the WHC Stock Fund and making transfers between other investment options.

In connection with the foregoing, on April 4, 2011, the Company sent a notice to its directors and executive officers in accordance with Section 3.06 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction).  A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

99.1	Notice to the Directors and Executive Officers of Whitney Holding Corporation in connection with the Whitney National Bank Savings Plus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:          /s/Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Senior Executive Vice President and Chief Financial Officer

Date: April 4, 2011